Exhibit (a)(3)
LETTER OF TRANSMITTAL

For Holders of Exchangeable Shares of inSilicon Canada Ltd.

To Tender
Shares of Common Stock

of
inSilicon Corporation

Pursuant to the Offer to Purchase
Dated August 6, 2002

by
Ferrite Acquisition Corp.,

A Wholly Owned Subsidiary of

Synopsys, Inc.

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON WEDNESDAY, SEPTEMBER 4, 2002, UNLESS THE OFFER IS EXTENDED.

This Letter of Transmittal should be received by inSilicon Corporation at:

inSilicon Corporation
c/o Cooley Godward LLP
5 Palo Alto Square
3000 El Camino Real
Palo Alto, California 94306
Attention: Raymond I. Friedman, Esq.
Facsimile: (650) 849-7400
Phone: (650) 843-5378

no later than 5:00 pm (California time) on August 28, 2002 to enable delivery by inSilicon of this Letter of Transmittal to Computershare Trust Company of New York (the “Depositary”). inSilicon will only be required to deliver this Letter of Transmittal to the Depositary when it has also received (1) a properly completed and executed Notice of Conditional Retraction and (2) certificate(s) representing the Exchangeable Shares to be retracted.

The Instructions set forth in this Letter of Transmittal should be read carefully before this Letter of Transmittal is completed. The holder of Exchangeable Shares must complete all information required by this Letter of Transmittal unless expressly indicated otherwise.

Description of Shares Tendered

Name(s) and Address(es) of Registered Holder(s) (Please Fill In, if Blank, Exactly as Name(s) Appear(s) on Share Certificate(s))*	Shares Tendered (Attach Additional Signed List If Necessary)

Name:	Share Certificate Number(s)**	Total Number of Shares Represented by Share Certificate(s)***	Number of Shares Tendered****

☐ c/o inSilicon Canada Ltd.

Unit 200

1770 Argentia Road

Mississauga, Ontario

L5N3K3

or

☐ Address:	Total Shares

*	Fill in name as shown on Exchangeable Share Certificate.
**	Leave blank for completion by the Depositary.
***	Fill in number of shares of inSilicon common stock equal to the number of Exchangeable Shares represented by the listed certificate(s) for which you have submitted a Notice of Conditional Retraction.
****	Unless otherwise indicated, it will be assumed that all shares are being tendered. See Instruction 4.

This Letter of Transmittal is to be used by holders of Exchangeable Shares of inSilicon Canada Ltd. (“Exchangeable Shares”) who wish to conditionally exercise their right of retraction in respect of such Exchangeable Shares to receive inSilicon common shares and tender their underlying inSilicon common shares under the Offer.

NOTE: SIGNATURES MUST BE PROVIDED BELOW

PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY

Ladies and Gentlemen:

The undersigned hereby tenders to Ferrite Acquisition Corp., a Delaware corporation (the “Purchaser”) and a wholly owned subsidiary of Synopsys, Inc., a Delaware corporation (“Synopsys”), the above described shares of Common Stock, par value $0.001 per share (the “Shares”), of inSilicon Corporation, a Delaware corporation (“inSilicon”), upon the terms and subject to the conditions set forth in the Purchaser’s Offer to Purchase, dated August 6, 2002 (the “Offer to Purchase”), and this Letter of Transmittal (which, together with any amendments or supplements thereto or hereto, collectively constitute the “Offer”), receipt of which is hereby acknowledged.

At the time of execution hereof, such Shares are represented by the Exchangeable Shares of inSilicon Canada Ltd. held by the undersigned (the “Exchangeable Shares”), the certificate(s) for which have been sent to inSilicon with a Notice of Conditional Retraction, and which will be exchanged for that number of Shares set forth above only immediately prior to the completion of the Offer. Subject to the terms of this Letter of Transmittal, the valid delivery of this Letter of Transmittal to the Depositary shall be deemed to occur at the Purchase Time (as such time is defined in the enclosed Notice of Conditional Retraction), notwithstanding that the actual Letter of Transmittal may be physically delivered to the Depositary prior to that time. inSilicon has been instructed by the undersigned to deliver the certificate(s) representing such Shares to the Depositary promptly following the Purchase Time. For the purposes of this Letter of Transmittal, the Purchase Time shall be deemed to occur if, and only if, any shares of inSilicon that are tendered in the Offer are accepted for payment by the Purchaser.

Subject to the foregoing and otherwise upon the terms of the Offer, subject to, and effective upon, acceptance for payment of, and payment for, the Shares tendered herewith in accordance with the terms of the Offer, the undersigned hereby sells, assigns and transfers to, or upon the order of, the Purchaser all right, title and interest in and to all the Shares that are being tendered herewith (and any and all other Shares or other securities or rights issued in respect thereof on or after August 6, 2002) and irrevocably constitutes and appoints the Depositary the true and lawful agent and attorney-in-fact of the undersigned, with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest), to the full extent of the undersigned’s rights with respect to such Shares (and any such other Shares or securities or rights) (i) to deliver certificate(s) for such Shares (and any such other Shares or securities or rights) or transfer ownership of such Shares (and any such other Shares or securities or rights) on the account books maintained by the Book-Entry Transfer Facility (as defined in the Offer to Purchase) together, in any such case, with all accompanying evidences of transfer and authenticity to, or upon the order of, the Purchaser, (ii) to present such Shares (and any such other Shares or securities or rights) for transfer on inSilicon’s books and (iii) to receive all benefits and otherwise exercise all rights of beneficial ownership of such Shares (and any such other Shares or securities or rights), all in accordance with the terms of the Offer.

Subject to the foregoing, the undersigned hereby represents and warrants that the undersigned has full power and authority to tender, sell, assign and transfer the Shares tendered herewith (and any and all other Shares or other securities or rights issued or issuable in respect of such Shares on or after August 6, 2002) and, when the same are accepted for payment by the Purchaser, the Purchaser will acquire good title thereto, free and clear of all liens, restrictions, claims and encumbrances, and the same will not be subject to any adverse claim. The undersigned will, upon request, execute any additional documents deemed by the Depositary or the Purchaser to be necessary or desirable to complete the sale, assignment and transfer of the Shares tendered herewith (and any such other Shares or other securities or rights).

All authority conferred or agreed to be conferred pursuant to this Letter of Transmittal shall be binding upon the successors, assigns, heirs, executors, administrators and legal representatives of the undersigned and shall not be affected by, and shall survive, the death or incapacity of the undersigned. Except as described in the Offer to Purchase, this tender is irrevocable.

By executing this Letter of Transmittal, the undersigned hereby irrevocably appoints each designee of the Purchaser an attorney-in-fact and proxy of the undersigned, each with full power of substitution, to vote at any annual, special, or adjourned or postponed meeting of inSilicon’s stockholders or otherwise in such manner as each such attorney-in-fact and proxy (or his or her substitute) shall in his or her sole discretion deem proper with respect to, to execute any written consent concerning any matter as each such attorney-in-fact and proxy (or his or her substitute) shall in his or her sole discretion deem proper with respect to, and to otherwise act as each such attorney-in-fact and proxy (or his or her substitute) shall in his or her sole discretion deem proper with respect to, the Shares tendered herewith that have been accepted for payment by the Purchaser prior to the time any such action is taken and with respect to which the undersigned is entitled to vote (and any and all other Shares or other securities or rights issued or issuable in respect of such Shares on or after August 6, 2002). This appointment is effective when, and only to the extent that, the Purchaser accepts for payment such Shares as provided in the Offer to Purchase. This power of attorney and proxy are irrevocable and are granted in consideration of the acceptance for payment of such Shares in accordance with the terms of the Offer. Upon such acceptance for payment, all prior powers of attorney, proxies and consents given by the undersigned with respect to the Shares tendered herewith (and any such other Shares or securities or rights) will, without further action, be revoked and no subsequent powers of attorney, proxies, consents or revocations may be given (and, if given, will not be deemed effective) by the undersigned in respect of such Shares.

The undersigned understands that the valid tender of Shares pursuant to any of the procedures described in the Offer to Purchase and in the Instructions hereto will constitute a binding agreement between the undersigned and the Purchaser upon the terms and subject to the conditions of the Offer.

Unless otherwise indicated herein in the box labeled “Special Payment Instructions,” please issue the cheque for the purchase price and/or return any certificate(s) for Shares not tendered or accepted for payment in the name(s) of the registered holder(s) indicated herein in the box labeled “Description of Shares Tendered” on the cover page of this Letter of Transmittal. Similarly, unless otherwise indicated herein in the box labeled “Special Delivery Instructions,” please mail the cheque for the purchase price and/or return any certificate(s) for Shares not tendered or accepted for payment (and accompanying documents, as appropriate) to the address(es) of the registered holder(s) indicated herein in the box labeled “Description of Shares Tendered” on the cover page of this Letter of Transmittal. In the event that both of the boxes herein labeled the “Special Payment Instructions” and the “Special Delivery Instructions,” respectively, are completed, please issue the cheque for the purchase price and/or return any certificate(s) for Shares not tendered or accepted for payment (and any accompanying documents, as appropriate) in the name of, and deliver such cheque and/or return such certificate(s) (and any accompanying documents, as appropriate) to, the person or persons indicated therein. Please credit any Shares tendered herewith by book-entry transfer that are not accepted for payment by crediting the account at the Book-Entry Transfer Facility. The undersigned recognizes that the Purchaser has no obligation pursuant to the “Special Payment Instructions” to transfer any Shares from the name of the registered holder(s) thereof if the Purchaser does not accept for payment any of the Shares so tendered.

The undersigned also acknowledges that should it deliver this Letter of Transmittal directly to the Depositary without delivering a Notice of Conditional Retraction to inSilicon, this Letter of Transmittal shall constitute the Purchaser or the Depositary as the true and lawful agent and attorney-in-fact of the undersigned to request the delivery to the Depositary of certificate(s) representing Shares to be issued in the name of the undersigned upon the purchase of the undersigned’s Exchangeable Shares at the Redemption Call Purchase Time (as such term is defined in the Notice of Exercise of Redemption Call Right upon Accelerated Redemption Date), and inSilicon and its affiliates are entitled to rely on directions received from the Purchaser or the Depositary in respect of such Shares. The undersigned further acknowledges that should it deliver this Letter of Transmittal directly to the Depositary, then the undersigned will be entitled to receive proceeds from its tender of the Shares in the Offer only upon delivery to inSilicon of the certificate(s) representing the Exchangeable Shares, and the undersigned agrees to execute such further documents and take such further actions as may be necessary or desirable to transfer the ownership of the Shares to the Purchaser.

SPECIAL PAYMENT INSTRUCTIONS (See Instructions 1, 5, 6 and 7)	SPECIAL DELIVERY INSTRUCTIONS (See Instructions 1, 5, 6 and 7)

To be completed ONLY if certificate(s) for Shares not tendered or not accepted for payment and/or the cheque for the purchase price of Shares accepted for payment is/are to be issued in the name of someone other than the undersigned.

To be completed ONLY if certificate(s) for Shares not tendered or not accepted for payment and/or the cheque for the purchase price of Shares accepted for payment is/are to be mailed to someone other than the undersigned or to the undersigned at an address other than that listed above.

Issue ☐ cheque ☐ certificate(s) to: Name (Please Print) Address (Include Zip Code) (Employer Identification or Social Insurance Number)	Mail ☐ cheque ☐ certificate(s) to: Name (Please Print) Address (Include Zip Code) (Employer Identification or Social Insurance Number)

SIGN HERE
(Also Complete Form W-8BEN Below)

Signature(s):

(Signature(s) of holder(s))

Dated:                         , 2002

(Must be signed by registered holder(s) as name(s) appear(s) on the certificate(s) for the Exchangeable Shares or on a security position listing or by person(s) authorized to become registered holder(s) by certificates and documents transmitted herewith. If above signature is by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, please provide the following information and see Instruction 5.)

Names(s)________________________________________________________________________________________

(Please Print)

Capacity (full title)

Address

(Include Zip Code)

Daytime Area Code and Telephone Number

Taxpayer Identification or
Social Insurance Number
(See Form W-8BEN)

GUARANTEE OF SIGNATURE(S)
(If Required—See Instructions 1 and 5)

Authorized Signature

Name
(Please Print)

Title

Name of Firm

Address
(Include Zip Code)

Daytime Area Code and Telephone Number

Dated:                         , 2002

INSTRUCTIONS

FORMING PART OF THE TERMS AND CONDITIONS OF THE OFFER

1.    Guarantee of Signatures.    No signature guarantee is required on this Letter of Transmittal if (i) this Letter of Transmittal is signed by the registered holder(s) of Shares tendered herewith, unless such registered holder(s) has completed either the box labeled “Special Payment Instructions” or the box labeled “Special Delivery Instructions” on this Letter of Transmittal, or (ii) such Shares are tendered for the account of a financial institution (including most commercial banks, savings and loan associations and brokerage houses) that is a participant in the Security Transfer Agents Medallion Program, Nasdaq Stock Market Guarantee Program or the Stock Exchange Medallion Program or by any other “eligible guarantor institution,” as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (each, an “Eligible Institution”). For purposes of this Instruction, a “registered holder” of Shares includes any participant in the Book-Entry Transfer Facilities’ system whose name appears on a security position listing as the owner of the Shares. In all other cases, all signatures on this Letter of Transmittal must be guaranteed by an Eligible Institution. See Instruction 5.

2.    Requirements of Tender.    This Letter of Transmittal is to be completed by holders of Exchangeable Shares of inSilicon Canada Ltd. conditionally retracting their Exchangeable Shares who have properly completed a Notice of Conditional Retraction and delivered such Notice together with the certificate(s) representing such Exchangeable Shares to inSilicon Corporation. For a holder validly to tender Shares pursuant to the Offer, a Letter of Transmittal (or a facsimile thereof), properly completed and duly executed, must be received by the Depositary at one of its addresses set forth herein prior to the Expiration Date (as defined in the Offer to Purchase). Letters of Transmittal received by inSilicon Corporation no later than 5:00 pm (California time) on August 28, 2002 will be delivered to the Depositary by inSilicon Corporation on behalf of Exchangeable Shareholders who have properly completed and delivered the Notice of Conditional Retraction and delivered the certificate(s) representing their Exchangeable Shares to inSilicon Corporation by such deadlines. The method of delivery of Exchangeable Shares, this Letter of Transmittal and all other required documents, is at the election and risk of the Exchangeable Shareholder. Documents will be deemed delivered only when actually received by the Depositary. If delivery is by mail, registered mail, with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery. By execution of this Letter of Transmittal (or facsimile thereof), the Exchangeable Shareholder waives any right to receive any notice of the acceptance of his, her or its Shares for payment. The Depositary reserves the right to accept other deposits.

3.    Inadequate Space.    If the space provided herein is inadequate, the certificate numbers and/or the number of Shares should be listed on a separate schedule attached hereto.

4.    Partial Tenders (Applicable to Certificate Stockholders Only).    If fewer than all the Shares evidenced by any certificate to be submitted by inSilicon Corporation on your behalf are to be tendered herewith, fill in the number of Shares that are to be tendered in the box entitled “Number of Shares Tendered.” In any such case, new certificate(s) for the remainder of the Shares that were evidenced by the old certificate(s) will be sent to the registered holder(s), unless otherwise provided in the appropriate box on this Letter of Transmittal, as soon as practicable after the acceptance of payment of, and payment for the Shares tendered herewith. All Shares represented by certificates delivered to the Depositary will be deemed to have been tendered unless otherwise indicated.

5.    Signatures on Letter of Transmittal, Stock Powers and Endorsements.    If this Letter of Transmittal is signed by the registered holder(s) of the Exchangeable Shares tendered herewith, the signature(s) must correspond with the name(s) as written on the face of the certificate(s) without any change whatsoever.

If any of the Shares to be tendered herewith are owned of record by two or more joint owners, all such owners must sign this Letter of Transmittal.

If any of the Shares to be tendered herewith are registered in different names on several certificates, it will be necessary to complete, sign and submit as many separate letters of transmittal as there are different registrations of certificates.

If this Letter of Transmittal or any certificates or stock powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing and proper evidence, satisfactory to the Purchaser, of their authority so to act must be submitted.

When this Letter of Transmittal is signed by the registered holder(s) of the Shares to be tendered herewith, no endorsements of certificates or separate stock powers are required unless payment is to be made to, or certificates for Shares not to be tendered or not accepted for payment are to be issued to, a person other than the registered owner(s). Signatures on such certificates or stock powers must be guaranteed by an Eligible Institution.

If this Letter of Transmittal is signed by a person other than the registered holder(s) of certificate(s) listed on the cover page, such certificates must be endorsed or accompanied by appropriate stock powers, in either case signed exactly as the name or names of the registered holder(s) appear on such certificate(s). Signatures on such certificates or stock powers must be guaranteed by an Eligible Institution.

6.    Stock Transfer Taxes.    The Purchaser will pay any stock transfer taxes with respect to the transfer and sale of Shares to it or its order pursuant to the Offer. If, however, payment of the purchase price is to be made to, or if certificates for Shares not to be tendered or not accepted for payment are to be registered in the name of, any person(s) other than the registered holder(s), or if tendered certificate(s) are registered in the name of any person(s) other than the person(s) signing this Letter of Transmittal, the amount of any stock transfer taxes (whether imposed on the registered holder(s) or such person(s)) payable on account of the transfer to such person(s) will be deducted from the purchase price unless satisfactory evidence of the payment of such taxes or exemption therefrom is submitted.

Except as provided in this Instruction 6, it will not be necessary for transfer tax stamps to be affixed to the certificate(s) listed in this Letter of Transmittal.

7.    Special Payment and Delivery Instructions.    If a cheque is to be issued in the name of, and/or certificates for Shares not accepted for payment are to be returned to, a person other than the signer of this Letter of Transmittal or if a cheque is to be sent and/or such certificates are to be returned to a person other than the signer of this Letter of Transmittal or to an address other than that shown above, the appropriate boxes on this Letter of Transmittal should be completed.

8.    Waiver of Conditions.    The Purchaser reserves the absolute right in its sole discretion to waive any of the specified conditions (other than the Minimum Condition (as defined in the Offer to Purchase)) of the Offer, in whole or in part, in the case of any Shares to be tendered herewith.

9.    30% Backup Withholding.    In order to avoid backup withholding of U.S. federal income tax on payments of cash pursuant to the Offer, tendering stockholders who are not U.S. citizens or U.S. resident aliens should complete and sign the main signature form and the Form W-8BEN, Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding, included below in this Letter of Transmittal. See the enclosed “Instructions for Form W-8BEN” for more instructions. If a stockholder does not provide a properly completed Form W-8BEN, the payment of cash to such stockholder pursuant to the Offer may be subject to backup withholding of 30%. Stockholders should consult their tax advisors about qualifying for exemption from backup withholding and the procedure for obtaining such exemption.

Important:    This Letter of Transmittal (or a manually signed facsimile copy of it) and any other required documents, must be received by inSilicon Corporation no later than 5:00 pm (California time) on August 28, 2002 care of the address shown on the front page, together with required documentation, to enable delivery to the Depositary prior to the Expiration Date. Any delivery of this Letter of Transmittal that would be received by inSilicon after that date should be made directly to the Depositary at its address set out in this Letter of Transmittal.

Manually signed facsimile copies of the Letter of Transmittal will be accepted. Exchangeable Shareholders should deliver this Letter of Transmittal to inSilicon Corporation so that it is received by inSilicon Corporation no later than 5:00 pm (California time) on August 28, 2002 at:

inSilicon Corporation
c/o Cooley Godward LLP
5 Palo Alto Square
3000 El Camino Real
Palo Alto, CA 94306
Attention: Raymond I. Friedman, Esq.
Facsimile: (650) 849-7400
Phone: (650) 843-5378

inSilicon will arrange delivery to the Depositary of any Letter of Transmittal received at the above address no later than 5:00 pm (California time) on August 28, 2002 where such Letter of Transmittal is accompanied by (1) a properly completed and executed Notice of Conditional Retraction and (2) certificate(s) representing the Exchangeable Shares to be retracted. inSilicon reserves the right not to accept documents received after such date. Deliveries after that date must be made directly to the Depositary at the address set forth below and may not be accepted by the Depositary as valid tenders.

By Mail:	By Facsimile Transmission:	By Hand or Overnight Courier:

Computershare Trust Company of New York Wall Street Station P.O. Box 1010 New York, NY 10268-1010	For Eligible Institutions Only (212) 701-7636	Computershare Trust Company of New York Wall Street Plaza 88 Pine Street, 19th Floor New York, NY 10005
For Confirmation Only Telephone: (212) 701-7624

Questions regarding the Offer, and requests for assistance in connection with the Offer, may be directed to D. F. King & Co., Inc., the Information Agent for the Offer, at its address and telephone number listed below. Additional copies of the Offer to Purchase and this Letter of Transmittal or any other materials related to the Offer may be obtained from the Information Agent at the Purchaser’s expense. You may also contact your broker, dealer, bank, trust company or other nominee for assistance concerning the Offer.

D. F. King & Co., Inc.
77 Water Street
New York, NY 10005-4495
Banks and Brokers Call Collect: (212) 269-5550
All Others Call Toll Free: (800) 758-5880